Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated March 26, 2026, with respect to the consolidated financial statements of JLL Income Property Trust, Inc., included herein, and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP

Chicago, Illinois
March 27, 2026